Proxy Voting Results

A special meeting of the fund's shareholders was held on May 19, 2004. The results of votes taken among shareholders on proposals before them are reported below. Each vote reported represents one dollar of net asset value held on the record date for the meeting.

PROPOSAL 1
To amend the Declaration of Trust to allow the Board of Trustees, if permitted by applicable law, to authorize fund mergers without shareholder approval.*
	# of Votes	% of Votes
Affirmative	2,559,557,423.55	77.884
Against	525,390,509.70	15.987
Abstain	122,960,694.34	3.742
Broker Non-Votes	78,445,792.00	2.387
TOTAL	3,286,354,419.59	100.000
PROPOSAL 2
To elect a Board of Trustees.*
	# of Votes	% of Votes
J. Michael Cook
Affirmative	3,125,780,798.57	95.114
Withheld	160,573,621.02	4.886
TOTAL	3,286,354,419.59	100.000
Ralph F. Cox
Affirmative	3,119,765,778.55	94.931
Withheld	166,588,641.04	5.069
TOTAL	3,286,354,419.59	100.000
Laura B. Cronin
Affirmative	3,115,932,063.18	94.814
Withheld	170,422,356.41	5.186
TOTAL	3,286,354,419.59	100.000
Robert M. Gates
Affirmative	3,122,739,834.29	95.021
Withheld	163,614,585.30	4.979
TOTAL	3,286,354,419.59	100.000
George H. Heilmeier
Affirmative	3,125,791,516.42	95.114
Withheld	160,562,903.17	4.886
TOTAL	3,286,354,419.59	100.000
Abigail P. Johnson
Affirmative	3,109,441,037.15	94.617
Withheld	176,913,382.44	5.383
TOTAL	3,286,354,419.59	100.000
Edward C. Johnson 3d
Affirmative	3,111,275,896.85	94.673
Withheld	175,078,522.74	5.327
TOTAL	3,286,354,419.59	100.000
Donald J. Kirk
Affirmative	3,119,842,598.45	94.933
Withheld	166,511,821.14	5.067
TOTAL	3,286,354,419.59	100.000
Marie L. Knowles
Affirmative	3,124,334,177.66	95.070
Withheld	162,020,241.93	4.930
TOTAL	3,286,354,419.59	100.000
Ned C. Lautenbach
Affirmative	3,126,280,508.33	95.129
Withheld	160,073,911.26	4.871
TOTAL	3,286,354,419.59	100.000
Marvin L. Mann
Affirmative	3,119,208,557.40	94.914
Withheld	167,145,862.19	5.086
TOTAL	3,286,354,419.59	100.000
William O. McCoy
Affirmative	3,121,385,684.28	94.980
Withheld	164,968,735.31	5.020
TOTAL	3,286,354,419.59	100.000
Robert L. Reynolds
Affirmative	3,123,400,781.93	95.042
Withheld	162,953,637.66	4.958
TOTAL	3,286,354,419.59	100.000
William S. Stavropoulos
Affirmative	3,123,548,598.75	95.046
Withheld	162,805,820.84	4.954
TOTAL	3,286,354,419.59	100.000
* Denotes trust-wide proposals and voting results.